Exhibit 99.1

API Announces Name Change to API Technologies Corp.

Name Change Reflects the Company’s Evolution Into a Diversified Supplier to the

Defense and Aerospace Industry

NEW YORK, NY—(MARKET WIRE)—October 27, 2009—API Technologies Corp. (OTCBB: ATNY) formerly (OTCBB: APIA) (“API” or the “Company”), a prime contractor in secure communications and electronic components and subsystems to the global defense and aerospace industry, is pleased to announce that is has completed a corporate name change from API Nanotronics Corp. to API Technologies Corp.

As a result of the name change, the Company’s shares of common stock will begin trading this morning under the new symbol “ATNY.OB” and under the new CUSIP number 00187E104.

Stephen B. Pudles, Chief Executive Officer of API Technologies Corp., said, “With the recent acquisition of Cryptek Technologies, API is now a much larger and more diversified provider of technology products to the global defense, aerospace and communications industries. The name API Technologies better identifies with our strategy of becoming one of the leading defense and communication contractors in North America and Europe.”

About API Technologies Corp. (OTCBB: ATNY)

The Company is engaged as a prime system contractor in secure communications and a leading provider of electronic components and subsystems. API’s customers include the U.S. Department of Defense (DoD) and its prime contractors, U.S. Government intelligence agencies, the U.S. Department of Homeland Security (DHS), U.S. Department of State (DoS) and U.S. Department of Justice (DoJ), including various government and prime contractors of Canada, the United Kingdom, NATO and the European Union. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. The Company has also developed expertise in the R&D and manufacture of nanotechnology and MEMS products. API Technologies trades on the OTC Bulletin Board under the symbol ATNY. For further information, please visit the company website at www.apitech.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits, our ability to protect our intellectual property, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, the effect of growth on our infrastructure and the effect of competition in the secure communications, electronic components, nano-optics and nanotechnology industries. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Contact:

Steve Bulwa

Director of Corporate Communications

API Technologies Corp.

1-877-API-O-API (274-0274)

Email Contact: investors@apitech.com